CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement (file no. 333-11475) and in the Form S-3 Registration Statement (file no. 333-06809) of our report, dated August 3, 1998, on the financial statements of Quantech Ltd. (the "Registrant"), which report and statements appear in the Registrant's Annual Report on Form 10-KSB/A-1 for the year ended June 30, 1998.




                                             /s/    McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
October 13, 1998